UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2015

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)
Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, TX 78738
(Address of Principal Executive Offices) (Zip Code)
(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

$300.0 Million Deutsche Bank Credit Facility Amendment

On February 27, 2015, Summit Hotel OP, LP (“Summit OP”), as borrower, Summit Hotel Properties, Inc. (“Company”), as parent guarantor, each party executing the credit facility documentation as a subsidiary guarantor (collectively with Summit OP and the Company, the “Loan Parties”), Deutsche Bank AG New York Branch, as administrative agent, and the financial institutions to the Credit Agreement referred to below entered into the First Amendment (“First Amendment”) to Credit Agreement executed October 10, 2013, as amended (“Credit Agreement”) for our $300.0 million senior unsecured credit facility.

The following summary of the First Amendment is qualified in its entirety by reference to the First Amendment to Credit Agreement, dated February 27, 2015, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.  The following is a summary of the material amendments to the Credit Agreement:

1)      The definition of “Deemed Management Fee” contained in Section 1.01 of the Credit Agreement was amended to decrease the Deemed Management Fee from 3.5% to 3.0%.

2)      The definition of “Negative Pledge” contained in Section 1.01 of the Credit Agreement was amended such that the following agreements are not deemed to constitute a Negative Pledge:

●
an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, and

●
a provision in any agreement governing unsecured Indebtedness generally prohibiting the encumbrance of assets so long as such provision is generally consistent with a comparable provision of the Loan Documents.

3)      The definition of “Permitted Recourse Debt” contained in Section 1.01 of the Credit Agreement was amended by (a) deleting the words “(exclusive of Indebtedness of any Subsidiary of the Parent Guarantor that directly or indirectly holds the fee or leasehold interest in any Unencumbered Asset)”, and (b) inserting the words “provided that the aggregate principal amount of any such Unsecured Indebtedness that has a scheduled maturity date or commitment termination date prior to the one year anniversary of the latest Termination Date under the Credit Agreement (taking into account any extensions thereof) shall in no event exceed $125,000,000,” after the words “set forth in Section 5.04(b),” in clause (a) thereof.

4)      The definition of “Recourse Debt” contained in Section 1.01 of the Credit Agreement was revised so that it applies to the Parent Guarantor and its Subsidiaries (which includes the Borrower), rather than applying solely to the Borrower and its Subsidiaries.

5)      The definition of “Total Asset Value” contained in Section 1.01 of the Credit Agreement was amended so that the Borrower may include in calculations of Total Asset Value the gross book value of any Investments consisting of loans, advances and extensions of credit to any Person permitted by 5.02(f)(iv)(C).

6)      The negative covenants contained in Section 5.02(f) of the Credit Agreement which limit the types of Investments held by Loan Parties or their Subsidiaries, were revised to add Section 5.02(f)(iv)(C) which permits as an Investment: “Loans, advances and extensions of credit (including, without limitation, mezzanine loans) to any Person so long as the aggregate amount of such Investments does not at any time exceed 5% of Total Asset Value at such time.”

7)      The covenant contained in Section 5.02(m) which restricts a Loan Party or its Subsidiaries from entering into a Negative Pledge, subject to certain exceptions, was amended to permit the Loan Parties to enter into agreements which meet the new provisos added to the definition of Negative Pledge as described elsewhere in the First Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

10.1
First Amendment to Credit Facility among Summit Hotel OP, LP, Summit Hotel Properties, Inc., the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, Bank of America, N.A., Royal Bank of Canada, KeyBank National Association, Regions Bank, Raymond James Bank, N.C., and US Bank National Association, dated February 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC. (Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Senior Vice President, General Counsel,
Date: March 2, 2015		Chief Risk Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
First Amendment to Credit Facility among Summit Hotel OP, LP, Summit Hotel Properties, Inc., the subsidiary guarantors party thereto, Deutsche Bank AG New York Branch, Bank of America, N.A., Royal Bank of Canada, KeyBank National Association, Regions Bank, Raymond James Bank, N.C., and US Bank National Association, dated February 27, 2015.

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